Exhibit 99.2

OFFICERS
Kristy Adams Alfieri - Assistant Vice President
DIRECTORS	Erica B. Antonucci - Assistant Vice President
Diana M. Ashley - Assistant Vice President
Kenneth D. Gibbons - Chairman	Danika E. Barry - Credit Administrative Officer
Neil J. Van Dyke - Vice Chairman	Rhonda L. Bennett - Vice President
Steven J. Bourgeois	Karen L. Blanchard Smith - Vice President
Dawn D. Bugbee	Judy R. Boulerice - Vice President
John M. Goodrich	Sherrie A. Bull - Vice President
Nancy C. Putnam	Lisa M. Charland - Assistant Vice President
Timothy W. Sargent	Stacey L.B. Chase - Vice President
David S. Silverman	Barbara J. Churchill - Assistant Vice President
John H. Steel	Everett C. Comstock - Assistant Vice President
Schuyler W. Sweet	Jeffrey G. Coslett - Senior Vice President
Jennifer M. Degree - Assistant Vice President
OFFICERS	Ronald C. Dion - Vice President
Charles W. Goldstein - Assistant Vice President
Kenneth D. Gibbons - Chairman	Don D. Goodhue - Vice President
David S. Silverman - President & CEO	Jonathan J. Gould - Senior Vice President
Karyn J. Hale - Chief Financial Officer	Melissa A. Greene - Vice President
John H. Steel - Secretary	Stacie W. Griffiths - Assistant Vice President
Kristy Adams Alfieri - Assistant Secretary	Paul E. Grogan - Assistant Vice President
Jeffrey G. Coslett - Vice President	Karyn J. Hale - Senior Vice President
Randy L. Hannett - Assistant Vice President
Robert D. Hofmann - Senior Vice President
Patricia N. Hogan - Senior Vice President
Lura L. Jacques - Vice President
DIRECTORS	Lynne P. Jewett - Vice President
Therese H. Johansson - Vice President
Kenneth D. Gibbons - Chairman	Stephen H. Kendall - Senior Vice President
Neil J. Van Dyke - Vice Chairman	Susan F. Lassiter - Vice President
Joel S. Bourassa	Edward L. Levite - Senior Loan Originator
Steven J. Bourgeois	Carrie R. Locklin - Vice President
Dawn D. Bugbee	Stacey M. Madden - Assistant Vice President
John M. Goodrich	Gretchen R. Maginnis - Assistant Vice President
Nancy C. Putnam	John L. Malm - Vice President
Timothy W. Sargent	Debra J. Marcoux - Accounting Officer
David S. Silverman	Robyn A. Masi - Vice President
John H. Steel	Jessica L. Miller - Assistant Vice President
Schuyler W. Sweet	Melynda J. Miller - Assistant Vice President
REGIONAL ADVISORY BOARD MEMBERS	Shane D. Mispel - Assistant Vice President
Samantha A. Norrie - Assistant Vice President
Tina L. Norton - Assistant Vice President
Michael R. Barrett - St. Johnsbury	Lisa M. Patch - Commercial Loan Administrative Officer
Steven J. Bourgeois - St. Albans	Susan J. Perry - Vice President
Stanley T. Fillion - Northern New Hampshire	Chandra L. Pollard - Assistant Vice President
Rosemary H. Gingue - St. Johnsbury	Bradley S. Prior - Assistant Vice President
John M. Goodrich - St. Johnsbury	Craig S. Provost - Vice President
Christopher M. Knapp - Northern New Hampshire	Mira M. Rainville- Assistant Vice President
Coleen K. Kohaut - St. Albans	Timothy M. Ross - Vice President
Justin P. Lavely - St. Johnsbury	David S. Silverman - President & CEO
Daniel J. Luneau - St. Albans	Abbie L. Small - Assistant Vice President
Mary K. Parent - St. Johnsbury	Curtis C. Swan - Vice President
Samuel H. Ruggiano - St. Albans	Carrie W. Tallman - Assistant Vice President
David S. Silverman - All	Linda M. Watson - Retail Credit Administrative Officer
Schuyler W. Sweet - Northern New Hampshire	Melyssa S. Whitcomb - Vice President
Suzanne M. Whitney - Marketing Officer

MAY 9, 2019

			2018	2017	2016	2015
		Balance Sheet Data		(Dollars in thousands, except per share data)

Overall, the directors and management are pleased with our 2018 financial performance, despite the one-time charge to earnings of $3.7 million, net of tax effect. Total assets reached a new record of $805.3 million as of December 31, 2018 representing growth of 8.0% compared to a year ago. We are pleased to provide you with additional highlights of our year ended December 31, 2018:

• Total stockholders’s equity increased 9.9% to $64.5 million compared to December 31, 2017;

• Book value per common share increased 9.9% to $14.44 as of December 31, 2018;

• Increase in dividends paid per common share from $1.16 in 2017 to $1.20 in 2018.

We have previously discussed the termination of our Defined Benefit Pension Plan (DBPP) in our quarterly shareholder letters. In 2012, the bank froze the DBPP, while also making significant enhancements to the company sponsored 401k plan. In November 2018, the plan was terminated and participants received their choice of life annuities or lump sum distributions. This removed the longtime potential pension benefit liability from the company’s balance sheet and eliminated related earnings volatility.

Through strategic decisions coupled with opportunism we have worked on four geographic growth initiatives. In July 2018, we successfully transitioned our Barre loan office to a nearby full-service branch on US Route 302 in Berlin, Vermont. During 2017, the Board and management discussed and planned expanding our presence into Chittenden County, Vermont’s most populous county. We were able to identify two excellent sites in Jericho and Williston. Site selection, permitting, design and bidding took most of the year which led to breaking ground at both sites in the fall. We anticipate opening the Jericho office in a few weeks and the Williston Office in mid-July. The Williston facility will host a new branch as well as the residential and commercial lending staff currently located in South Burlington. We are very excited about these two new branch locations.

We have also been looking east and evaluating additional locations in New Hampshire. We identified the North Conway region as being a good fit for Union Bank. We were fortunate to recruit an experienced commercial lender with deep roots in the area and have opened a Loan Production Office on US Route 302 in North Conway. We are now working on recruiting a residential lender and eventually hope to open a full service branch.

In 2018, we developed new advertising to exemplify the customer service that underpins the Union Bank brand. In addition to detailing what Union Bank means to commercial banking customers and to our capable employees, we featured the story of a first-time homebuyer and how our mortgage lending team helped make her dreams a reality. We effectively serve the full range of customer needs and as a result, more Vermonters choose us for their mortgage needs than any other bank. We are particularly proud to have again been recognized in 2018 as a leader in affordable housing lending. Both the advertising and the specifics on our affordable lending awards appear on our web homepage, www.UBLocal.com.

We invite you to the 128th Annual Meeting of Union Bankshares, Inc. on Wednesday, May 15, 2019 at 3:00pm at the Charlmont Restaurant meeting room, located on Route 15 in Morrisville, Vermont. Along with normal business, the Board, employees and shareholders will have the occasion to mark Ken’s retirement from the board and his total of 35 years’ service to the bank. We will also hold a question and answer session followed by a reception. We always enjoy meeting and chatting with our shareholders and hope you will attend.

		Total assets	$805,337	$745,831	$691,381	$628,879
		Investment securities	73,405	66,439	66,555	59,327
		Loans and loans held for sale	645,360	594,562	541,093	506,141
		Allowance for loan losses	5,739	5,408	5,247	5,201
		Deposits	706,770	647,574	597,660	560,408
		Borrowed funds	27,281	31,581	31,595	9,564
		Stockholders' equity[1]	64,491	58,661	56,279	53,568

		Income Statement Data
		Total interest and dividend income	$32,180	$29,017	$26,836	$25,144
		Total interest expense	(3,581)	(2,255)	(2,061)	(2,025)
		Net interest and dividend income	28,599	26,762	24,775	23,119
		Provision for loan losses	(450)	(200)	(150)	(550)
		Noninterest income	9,473	9,395	10,140	9,792
		Noninterest expenses	(29,363)	(23,905)	(23,656)	(21,820)
		Income before provision for income taxes	8,259	12,052	11,109	10,541
		Provision for income taxes	(1,187)	(3,603)	(2,598)	(2,663)
		Net income	$7,072	$8,449	$8,511	$7,878

		Per Common Share Data
		Net income[2]	$1.58	$1.89	$1.91	$1.77
		Cash dividends paid	1.20	1.16	1.11	1.08
		Book value[1]	14.44	13.14	12.61	12.02

		Weighted average number of shares outstanding	4,465,675	4,462,192	4,459,001	4,458,037
Sincerely,		Number of shares outstanding	4,466,679	4,465,576	4,462,135	4,457,177

[1]Stockholders' equity includes unrealized gains or losses, net of applicable income taxes, on investment securities classified as "available-for-sale" and includes the unfunded liability for pension benefits, net of taxes for the defined benefit pension plan.

Kenneth D. Gibbons	David S. Silverman	[2]Computed using the weighted average number of shares outstanding for the period.
Chairman	President & CEO

2018 Year In Review	2018 Year In Review